UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2018
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
___________________

DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of principal executive offices)	48265-3000 (Zip Code)

(313) 667-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On February 12, 2018, General Motors Company's (the “Company”) controlled joint venture, GM Korea Company (“GM Korea”), announced its decision to cease production at and close its Gunsan Korea plant by the end of May 2018. In connection with this announcement, the Company expects to record pre-tax charges of up to $850 million, including approximately $475 million of non-cash asset impairments in the first quarter of the Company’s fiscal year ending December 31, 2018. The remaining charges of up to $375 million are primarily attributable to termination benefits, substantially all of which will be recorded by the second quarter of fiscal year 2018 and paid in cash. Future additional cash payments related to these charges are anticipated to be approximately $170 million, related to the payment of previously recorded pension obligations for separated employees. These charges will be considered special for EBIT-adjusted and EPS-diluted adjusted reporting purposes.

ITEM 2.06 Material Impairments

The information set forth above, in response to Item 2.05, is incorporated by reference herein, in response to Item 2.06.
Forward-Looking Statements:
This current report on Form 8-K and related comments by our management contains forward-looking statements that represent our current judgment about possible future events. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. A list and description of these factors can be found in our Annual Report on Form 10-K and our subsequent filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ THOMAS S. TIMKO
Date: February 12, 2018		Thomas S. Timko, Vice President, Global Business Solutions and Chief Accounting Officer